--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 19, 2002

                            PRO-FAC COOPERATIVE, Inc.
               (Exact Name of Registrant as Specified in Charter)


                 New York                              0-20539                          16-6036816
------------------------------------------     --------------------------   ------------------------------------
(State or other jurisdiction of incorporation)  (Commission File Number)     (IRS Employer Identification Number)


                  90 Linden Oaks, Rochester, New York       14625
             -----------------------------------------   -------------
               (Address of Principal Executive Offices)   (Zip Code)


        Registrant's Telephone Number Including Area Code: (585) 383-1850
                                                           --------------

--------------------------------------------------------------------------------

Item 2.  Acquisition or Disposition of Assets

         The Disposition (the "Transaction")

         On August 19, 2002 (the "Closing Date"), pursuant to the terms of the Unit Purchase Agreement dated as of June 20, 2002 (the "Unit Purchase Agreement"), by and among Pro-Fac Cooperative, Inc., a New York agricultural cooperative ("Pro-Fac"), Agrilink Foods, Inc., at the time a New York corporation and a wholly-owned subsidiary of Pro-Fac ("Agrilink Foods") and Vestar/Agrilink Holdings LLC, a Delaware limited liability company ("Vestar/Agrilink Holdings"):

         (i) Pro-Fac contributed to the capital of Agrilink Holdings LLC, a Delaware limited liability company ("Holdings LLC"), all of the shares of Agrilink Foods' common stock owned by Pro-Fac, constituting 100% of the issued and outstanding shares of Agrilink Foods' capital stock, in consideration for Class B common units of Holdings LLC, representing a 40.72% common equity ownership; and


         (ii) Vestar/Agrilink Holdings and certain co-investors (collectively, "Vestar") contributed cash in the aggregate amount of $175.0 million to the capital of Holdings LLC, in consideration for preferred units, Class A common units, and warrants which were immediately exercised to acquire additional Class A common units. After exercising the warrants, Vestar owns 56.24% of the common equity of Holdings LLC. The co-investors are either under common control with, or have delivered an unconditional voting proxy to, Vestar/Agrilink Holdings. The transactions contemplated in and consummated pursuant to the Unit Purchase Agreement, are referred to herein collectively as the "Transaction".

         In addition, as part of the Transaction certain amounts owed by Pro-Fac to Agrilink Foods were forgiven.

         Also, as part of the Transaction, Stephen R. Wright, the general manager and secretary of Pro-Fac, together with executive officers of Agrilink Foods and certain other members of Agrilink Foods' management, entered into subscription agreements (attached hereto as Exhibit 99.1, which is incorporated herein by reference, is a form of Management Unit Subscription Agreement) with Holdings LLC, to acquire with a combination of cash and promissory notes an aggregate of approximately $1.3 million of Class C common units and Class D common units of Holdings LLC, representing approximately 3.04% of the common equity ownership. As of the Closing Date, an additional approximately $0.5 million of Class C common units and Class D common units, representing less than 1% of the common equity ownership remained unissued. The foregoing individuals are also parties to the Securityholders Agreement and the Limited Liability Company Agreement discussed below. Attached to this Report as Exhibit 99.2, which is incorporated herein by reference, is the Unit Purchase Agreement.

         Immediately following Pro-Fac's contribution of its shares of Agrilink Foods' common stock to Holdings LLC, Holdings LLC contributed those shares to Agrilink Holdings Inc. ("Holdings Inc."), a Delaware corporation and a direct, wholly-owned subsidiary of Holdings LLC, and Agrilink Foods became an indirect, wholly-owned subsidiary of Holdings LLC. As a result of the Transaction, Pro-Fac owns 40.72% and Vestar owns 56.24% of the common equity securities of Holdings LLC. The Class A common units entitle the owner thereof - Vestar - to two votes for each Class A common unit held. All other Holdings LLC common units entitle the holder(s) thereof to one vote for each common unit held. Accordingly, Vestar has a voting majority of all common units.

         In connection with the Transaction, Pro-Fac entered into several agreements effective as of the Closing Date, including the following:

         (i) Termination Agreement. Pro-Fac and Agrilink Foods entered into a letter agreement dated as of the Closing Date (the "Termination Agreement"), pursuant to which, among other things, the existing marketing and facilitation agreement between Pro-Fac and Agrilink Foods (the "Existing Marketing and Facilitation Agreement") has been terminated and, in consideration of such termination, Agrilink Foods will pay Pro-Fac a termination fee of $10.0 million per year for five years, provided that certain ongoing conditions are met, including maintaining grower membership levels sufficient to generate certain minimum crop supply. Attached hereto as Exhibit 99.3, which is incorporated herein by reference, is the Termination Agreement.

         (ii) Amended and Restated Marketing and Facilitation Agreement. Pro-Fac and Agrilink Foods entered into an amended and restated marketing and facilitation agreement dated as of the Closing Date (the "Amended and Restated Marketing and Facilitation Agreement"). The Amended and Restated Marketing and Facilitation Agreement supersedes and replaces the Existing Marketing and Facilitation Agreement and provides that, among other things, Pro-Fac will be Agrilink Foods' preferred supplier of crops. Agrilink Foods will continue to pay Pro-Fac the Commercial Market Value ("CMV") of crops supplied by Pro-Fac, in installments corresponding to the dates of payment by Pro-Fac to its members for crops delivered. The processes for determining CMV under the Amended and Restated Marketing and Facilitation Agreement are substantially the same as the processes used under the Existing Marketing and Facilitation Agreement. Agrilink Foods will make payments to Pro-Fac of an estimated CMV for a particular crop year, subject to adjustments to reflect the actual CMV following the end of such year. Commodity committees will meet with Agrilink Foods management to establish CMV guidelines, review calculations, and report to a joint CMV committee. Unlike the Existing Marketing and Facilitation Agreement, the Amended and Restated Marketing and Facilitation Agreement does not permit Agrilink Foods to offset its losses from products supplied by Pro-Fac or require it to share with Pro-Fac its profits and it does not require Pro-Fac to reinvest in Agrilink Foods any part of Pro-Fac's patronage income.

         The Amended and Restated Marketing and Facilitation Agreement provides that Agrilink Foods will continue to provide to Pro-Fac services relating to planning, consulting, sourcing and harvesting crops from Pro-Fac members in a manner consistent with past practices. In addition, for a period of five years from the Closing Date, Agrilink Foods will provide Pro-Fac with services related to the expansion of the market for the agricultural products of Pro-Fac members (at no cost to Pro-Fac other than reimbursement of Agrilink Foods' incremental and out-of-pocket expenses related to providing such services as agreed to by Pro-Fac and Agrilink Foods).

         The Amended and Restated Marketing and Facilitation Agreement may be terminated by Agrilink Foods in connection with certain change in control transactions affecting Agrilink Foods or Holdings Inc.; provided, however, that in the event that any such change in control occurs during the first three years after the Closing Date, Agrilink Foods must pay to Pro-Fac a termination fee of $20.0 million (less the total amount of any shortfall payments previously paid to Pro-Fac under the Amended and Restated Marketing and Facilitation Agreement). Also, if, during the first three years after the Closing Date, Agrilink Foods sells one or more portions of its business, and if the purchaser does not continue to purchase the crops previously purchased by Agrilink Foods with respect to the transferred business, then such failure will be taken into consideration when determining if Agrilink Foods is required to make any shortfall payments to Pro-Fac. After such three-year period, Agrilink Foods may sell portions of its business and the volumes of crop purchases previously made by Agrilink Foods with respect to such transferred business will be disregarded for purposes of determining shortfall payments. Attached hereto as Exhibit 99.4, which is incorporated herein by reference, is the Amended and Restated Marketing and Facilitation Agreement.

         (iii) Transitional Services Agreement. Pro-Fac and Agrilink Foods entered into a transitional services agreement (the "Transitional Services Agreement") dated as of the Closing Date, pursuant to which Agrilink Foods will provide Pro-Fac certain administrative and other services for a period of 24 months from the Closing Date. Agrilink Foods will generally provide such services at no charge to Pro-Fac, other than reimbursement of the incremental and out-of-pocket costs associated with performing those services for Pro-Fac. Also pursuant to the Transitional Services Agreement, the general manager of Pro-Fac may also be an employee of Agrilink Foods, in which case he will report to the chief executive officer of Agrilink Foods with respect to his duties for Agrilink Foods, and to the Pro-Fac board of directors with respect to duties performed by him for Pro-Fac. All other individuals performing services under the Transitional Services Agreement will report only to the chief executive officer (or other representative) of Agrilink Foods. Attached hereto as Exhibit 99.5, which is incorporated herein by reference, is the Transitional Services Agreement.

         (iv) Credit Agreement. Agrilink Foods and Pro-Fac have entered into a Credit Agreement, dated August 19, 2002 (the "Credit Agreement"), pursuant to which Agrilink Foods has agreed to make available to Pro-Fac loans in an aggregate principal amount of up to $5.0 million (the "Credit Facility "). Pro-Fac is permitted to drawdown up to $1.0 million per year under the Credit Facility, unless Agrilink Foods is prohibited from making such advances under the terms of certain third party indebtedness of Agrilink Foods. The amount of the Credit Facility will be reduced, on a dollar-for-dollar basis, to the extent of certain distributions made by Holdings LLC to Pro-Fac in respect of its ownership in Holdings LLC. Pro-Fac has delivered to Agrilink Foods a promissory note in the aggregate principal amount of $5.0 million and has pledged all of its Class B Common Units in Holdings LLC as security for advances under the Credit Facility. Attached hereto as Exhibit 99.6, which is incorporated herein by reference, is the Credit Agreement.

         Certain Relationships

         As part of the Transaction, Holdings LLC, Pro-Fac and Vestar, together with others, entered into a securityholders agreement dated August 19, 2002 (the "Securityholders Agreement") containing terms and conditions relating to the transfer of membership interests in and the management of Holdings LLC. Among other things, the Securityholders Agreement includes a voting agreement pursuant to which the holders of common units agree to vote their common units and to take any other action necessary to cause the authorized number of members or directors for each of the respective management committees or boards of directors of Holdings LLC, Holdings Inc. and Agrilink Foods to be set at nine and to elect or cause to be elected to the respective management committees or boards of directors of Holdings LLC, Holdings Inc. and Agrilink Foods, five members/directors designated by Vestar, two members/directors designated by Pro-Fac, one member/director who shall be the chief executive officer of Agrilink Foods and one member/director designated by Vestar who shall be independent of Holdings LLC, its subsidiaries' management (including Agrilink Foods) and Vestar. Attached hereto as Exhibit 99.7, which is incorporated herein by reference, is the Securityholders Agreement.

         Pro-Fac, Vestar and Holdings LLC, together with others, including Mr. Stephen R. Wright, the general manager and secretary of Pro-Fac, are parties to a limited liability company agreement dated August 19, 2002 (the "Limited Liability Company Agreement") that contains terms and conditions relating to the management of Holdings LLC and its subsidiaries (including Agrilink Foods), the distribution of profits and losses and the rights and limitations of members of Holdings LLC. Attached hereto as Exhibit 99.8, which is incorporated herein by reference, is the Limited Liability Company Agreement.

         Agrilink Foods, Holdings Inc. and Vestar Capital Partners entered into a management agreement dated as of August 19, 2002 (the "Management Agreement") pursuant to which Vestar Capital Partners, an investment firm and manager of Vestar Capital Partners IV, L.P., a Delaware limited partnership and the sole member of Vestar/Agrilink Holdings ("Vestar Capital Partners"), will provide advisory and consulting services to Holdings Inc. and Agrilink Foods. In consideration for such services, Holdings Inc. and Agrilink Foods will, jointly and severally, pay Vestar Capital Partners an annual management fee equal to the greater of $1.0 million and 0.7% of Agrilink Foods' earnings before interest, tax, depreciation and amortization. In addition, on the Closing Date, Agrilink Foods and Holdings LLC, jointly paid to Vestar Capital Partners a transaction fee equal to $8.0 million plus all of the out-of-pocket expenses incurred by Vestar Capital Partners in connection with the Transaction. Attached to this Report as Exhibit 99.9, which is incorporated herein by reference, is the Management Agreement.

         As a result of the Transaction, Pro-Fac will no longer report its financial statements on a consolidated basis with that of Agrilink Foods. Also effective as of the Closing Date, Pro-Fac will no longer conduct business under the name "Agrilink".

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired.

         None

(b)      Pro-Forma Financial Information.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         The unaudited pro forma condensed financial information below includes an Unaudited Pro Forma Condensed Balance Sheet at March 30, 2002,and Unaudited Pro Forma Condensed Statements of Operations for the fiscal year ended June 30, 2001 and the nine months ended March 30, 2002. The Unaudited Pro Forma Condensed Balance Sheet at March 30, 2002 gives effect to Pro-Fac's disposition of its ownership interest in Agrilink Foods as if it had occurred on March 30, 2002. The Unaudited Pro Forma Condensed Statement of Operations for the fiscal year ended June 30, 2001 gives effect to Pro-Fac's disposition of its ownership interest in Agrilink Foods as if it had occurred on June 25, 2000, and the Unaudited Pro Forma Condensed Statement of Operations for the nine months ended March 30, 2002 gives effect to Pro-Fac's disposition of its ownership interest in Agrilink Foods as if it had occurred on July 1, 2001.

         The Unaudited Pro Forma Condensed Statements of Operations do not purport to represent what Pro-Fac's results of operations would actually have been if the disposition had occurred on June 25, 2000 or July 1, 2001, and do not purport to project the results of operations of Pro-Fac for the current year or for any future period. The adjustments in the pro forma financial information are based on available information and on assumptions which management believes are reasonable. All information contained in this item 7 should be read in conjunction with the Notes to Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations included in this Report, and the Consolidated Financial Statements, the Notes to the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Pro-Fac's Form 10-K for the fiscal year ended June 30, 2001 and in the Form 10-Q's for the quarters ended September 29, 2001, December 29, 2001 and March 30, 2002.

         In the unaudited pro forma condensed financial information below, Pro-Fac is at times referred to as "we," "us," or "our."

                            Pro-Fac Cooperative, Inc.
                   Unaudited Pro Forma Condensed Balance Sheet
                                 March 30, 2002
(Dollars in Millions)

                                                                             Deconsolidation
                                                                Pro-Fac            of            Transaction
                                                              Historical   Agrilink Foods, Inc.  Adjustments      Pro Forma
                                                              ----------   --------------------  -----------      ---------
                                                                  (a)              (b)
Assets
   Current assets
     Cash and cash equivalents                               $         7.6     $       (7.6)    $       1.0 (c)   $        1.0
     Accounts receivable                                              89.9            (89.9)            0.0                0.0
     Inventories                                                     337.3           (337.3)            0.0                0.0
     Due from Agrilink Foods                                           0.0              0.0             1.0 (d)            1.0
     Other current assets                                             35.5            (35.5)            0.0                0.0
                                                             -------------     -------------    -----------       ------------
       Total current assets                                          470.3           (470.3)            2.0                2.0
   Investment in Holdings LLC                                          0.0            176.2          (149.4)(e)           26.8
   Net property, plant and equipment                                 295.9           (295.9)            0.0                0.0
   Goodwill                                                          236.3           (236.3)            0.0                0.0
   Intangible assets, net                                             11.6            (11.6)            0.0                0.0
   Due from Agrilink Foods                                             0.0             14.0             1.0 (d)           15.0
   Other assets                                                       38.4            (38.3)            0.0                0.1
                                                             -------------     -------------    -----------       ------------
       Total assets                                          $     1,052.5     $     (862.2)    $    (146.4)      $       43.9
                                                             =============     =============    ============      ============

Liabilities and shareholders' equity
 Current liabilities:
     Revolving credit facility                               $        75.4     $      (75.4)    $       0.0       $        0.0
     Current portion of long-term debt and capital leases             15.7            (15.7)            0.0                0.0
     Accounts payable, accruals and other current liabilities        100.5            (98.8)            0.0                1.7
     Amounts due to Class A members                                   15.7              0.0             0.0               15.7
     Due to Agrilink Foods                                             0.0             21.9           (21.8)(c)(e)         0.1
                                                             -------------     ------------     ------------      ------------
       Total current liabilities                                     207.3           (168.0)          (21.8)              17.5

   Long-term debt under capital leases                                 2.9             (2.9)            0.0                0.0
   Long-term debt under credit facility                              392.7           (392.7)            0.0                0.0
   Senior subordinated notes                                         200.0           (200.0)            0.0                0.0
   Subordinated promissory note                                       31.8            (31.8)            0.0                0.0
   Long-term debt, other                                               0.3             (0.3)            0.0                0.0
   Long-term debt due Agrilink Foods                                   0.0              0.0             1.0 (c)            1.0
   Other long-term liabilities                                        55.4            (55.4)            0.0                0.0
                                                             -------------     -------------    ------------       ------------
       Total liabilities                                             890.4           (851.1)          (20.8)              18.5

   Class B preferred stock                                             0.2              0.0             0.0                0.2
   Class A common stock                                               10.5              0.0             0.0               10.5
   Shareholders' equity                                              151.4            (11.1)         (125.6) (e)          14.7
                                                             -------------     -------------    ------------      ------------
       Total liabilities and shareholders' equity            $     1,052.5     $     (862.2)    $    (146.4)      $       43.9
                                                             =============     =============    ============      ============

See accompanying notes to unaudited pro forma condensed balance sheet.

    Notes to Unaudited Pro Forma Condensed Balance Sheet as of March 30, 2002


a) Represents our unaudited condensed balance sheet as of March 30, 2002 as presented in our Quarterly Report on Form 10-Q for the period then ended.

b) Represents the deconsolidation of Agrilink Foods. Subsequent to the Transaction, we will use the equity method of accounting to account for our investment in Holdings LLC.

c) Represents the first annual borrowing ($1.0 million) under the $5.0 million Credit Facility available under the Credit Agreement between Agrilink Foods and Pro-Fac and the related interest due. The Credit Agreement has a five-year term. Interest is calculated at 10% compounded annually. We have pledged our interest in Holdings LLC as security for repayment of the debt.

d) Represents the estimated benefit of administrative services to be provided to us under the Transitional Services Agreement. Under the Transitional Services Agreement, Agrilink Foods will provide us certain services for a period of 24 months subsequent to closing. The value of these services is currently estimated at $2.0 million.

e) As outlined in the Unit Purchase Agreement, we will receive common units representing a 40.72% common ownership in Holdings LLC. In addition, as part of the Transaction, certain amounts we owe Agrilink Foods will be forgiven. As of March 30, 2002, the amounts to be forgiven were $21.9 million. Our fiscal 2002 results will reflect a goodwill impairment charge of approximately $138 million (net of taxes) which results in a writedown of our investment in Agrilink Foods.

                            Pro-Fac Cooperative, Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                    For the Nine Months Ended March 30, 2002
(Dollars in Millions)

                                                                                   (b)
                                                                    (a)      Deconsolidation
                                                                  Pro-Fac          of             Transaction
                                                                Historical  Agrilink Foods, Inc.  Adjustments    Pro Forma
                                                                ----------  --------------------  -----------    ---------
Net sales                                                       $    788.7    $    (788.7)        $    0.0      $     0.0
Cost of sales                                                       (618.2)         618.2              0.0            0.0
                                                                ----------    -----------         --------      ---------
Gross profit                                                         170.5         (170.5)             0.0            0.0
Selling, administrative and general expense                          (94.8)          94.8             (1.1) (c)      (1.1)
Restructuring                                                         (2.6)           2.6              0.0            0.0
Gain from pension curtailment                                          2.5           (2.5)             0.0            0.0
Income from Great Lakes Kraut Company, LLC                             1.8           (1.8)             0.0            0.0
Income from Termination Agreement                                      0.0            0.0              4.5  (d)       4.5
Income from Agrilink Holdings LLC                                      0.0            0.0              4.8  (e)       4.8
                                                                ----------    -----------         --------      ---------
Operating income                                                      77.4          (77.4)             8.2            8.2
Interest expense                                                     (51.7)          51.7             (0.1) (f)      (0.1)
                                                                ----------    -----------         --------      ----------
Pretax income before dividends, and allocation of net proceeds        25.7          (25.7)             8.1            8.1
Provision for taxes                                                   (7.7)           5.5              2.2  (g)       0.0
                                                                ----------    -----------         --------      ---------
Net income                                                      $     18.0    $     (20.2)        $   10.3      $     8.1
                                                                ==========    ===========         ========      =========

Net income                                                      $     18.0    $     (20.2)        $   10.3      $     8.1
Dividends on common and preferred stock                               (6.4)           0.0              0.0           (6.4)
                                                                ----------    -----------         --------      ---------
Net proceeds/(deficit)                                                11.6          (20.2)            10.3            1.7
Allocation from/(to) earned surplus                                   (5.1)          20.2            (16.8)          (1.7)
                                                                ----------    -----------         --------      ----------

Net proceeds available to members                               $      6.5    $       0.0         $   (6.5)     $     0.0
                                                                ==========    ===========         ========      ==========


See accompanying notes to unaudited pro forma consolidated statement of operations.

   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                    for the Nine Months Ended March 30, 2002

a) Represents our unaudited consolidated statement of operations for the nine-month period ended March 30, 2002 as presented in our Quarterly Report on Form 10-Q for the period then ended.

b) Represents the deconsolidation of Agrilink Foods. Subsequent to the Transaction, we will use the equity method of accounting to account for our investment in Holdings LLC.

c)   Represents the total net of the following (dollars in millions):

     The estimated value of administrative services to be provided by Agrilink Foods
        under the Transition Services Agreement.........................................     $   (0.8)
     The estimated value of general operating expenses..................................         (0.3)
                                                                                             --------
                                                                                             $   (1.1)
                                                                                             ========

d) As part of the Transaction, we entered into a Termination Agreement with Agrilink Foods, providing for the termination of the Existing Marketing and Facilitation Agreement and the payment, upon satisfaction of certain ongoing conditions, of an annual termination fee to us. We have entered into an Amended and Restated Marketing and Facilitation Agreement, which supersedes and replaces the Existing Marketing and Facilitation Agreement between us and Agrilink Foods. The Termination Agreement and the Amended and Restated Marketing and Facilitation Agreement are effective as of the date of the closing of the Transaction. The Termination Agreement calls for the payment by Agrilink Foods to us, upon satisfaction of certain ongoing conditions, of $10.0 million annually ($7.5 million for the nine-month period) for the next five years as consideration for terminating the Existing Marketing and Facilitation Agreement. The $10.0 million annual payment will be recognized as both revenue and an elimination of our 40.72% interest in Holdings LLC. Revenue of $4.5 million will be recognized for a nine-month period representing our non-ownership interest in Holdings LLC. The Amended and Restated Marketing and Facilitation Agreement is a ten-year supply agreement under which we will be a preferred supplier to Agrilink Foods.

e) As part of the Transaction, we will obtain common units representing a 40.72% common ownership in Holdings LLC. We will account for our investment in Holdings LLC under the equity method of accounting. On an annual basis, we will account for our share of the operating results of Holdings LLC.

f) Represents interest on the first annual borrowing ($1.0 million) under the $5.0 million Credit Facility available under the Credit Agreement between Agrilink Foods and Pro-Fac. The Credit Agreement has a five-year term. Interest is calculated at 10% compounded annually. We have pledged our interest in Holdings LLC as security for the debt.

g) Subsequent to the completion of the Transaction, we will seek to qualify for exempt status as a farmers' cooperative under Section 521 of the Internal Revenue Code. Exempt cooperatives are permitted to reduce or avoid taxation through the use of special deductions (such as dividends paid on its common and preferred stock). In addition, our net proceeds available to members will be calculated on a tax basis of earnings.

                            Pro-Fac Cooperative, Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                        For the Year Ended June 30, 2001
(Dollars in Millions)

                                                                              (b)
                                                              (a)        Deconsolidation
                                                            Pro-Fac             of           Transaction
                                                          Historical   Agrilink Foods, Inc.  Adjustments         Pro Forma
                                                          ----------   --------------------  -----------         ---------
Net sales                                                 $  1,177.3       $  (1,177.3)       $       0.0      $        0.0
Cost of sales                                                 (956.2)            956.2                0.0               0.0
                                                          ----------       -----------        -----------      ------------
Gross profit                                                   221.1            (221.1)               0.0               0.0
Selling, administrative and general expense                   (136.4)            136.4               (1.5)(c)          (1.5)
Revenue under Termination Agreement                              0.0               0.0                5.9 (d)           5.9
Income from Agrilink Holdings LLC                                0.0               0.0                0.9 (e)           0.9
Income from Great Lakes Kraut Company, LLC                       1.8              (1.8)               0.0               0.0
                                                          ----------       -----------        -----------      ------------
Operating income                                                86.5             (86.5)               5.3               5.3
Interest expense                                               (85.1)             85.1               (0.1)(f)          (0.1)
                                                          ----------       -----------        -----------      ------------
Pretax income before dividends, and allocation of
 net proceeds                                                    1.4              (1.4)               5.2               5.2
Provision for taxes                                             (0.9)              0.6                0.3 (g)           0.0
                                                          ----------       -----------        -----------      ------------
Net income                                                $      0.5       $      (0.8)       $       5.5      $        5.2
                                                          ==========       ===========        ===========      ============

Net income                                                $      0.5       $      (0.8)       $       5.5      $        5.2
Dividends on common and preferred stock                         (8.1)              0.0                0.0              (8.1)
                                                          ----------       -----------        -----------      ------------
Net (deficit)/proceeds                                          (7.6)             (0.8)               5.5              (2.9)
Allocation from/(to) earned surplus                              7.6               0.8               (5.5)              2.9
                                                          ----------       -----------        ------------     ------------

Net proceeds available to members                         $      0.0       $       0.0        $       0.0      $        0.0
                                                          ==========       ===========        ===========      ============

See accompanying notes to unaudited pro forma consolidated statement of operations

   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        for the Year Ended June 30, 2001

a) Represents our unaudited consolidated statement of operations for fiscal year ended June 30, 2001 as presented in our Annual Report on Form 10-K for the year then ended. These results have been reclassified in accordance with the Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") Issue No. 01-09, "Accounting for the Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products" which we adopted in the first quarter of fiscal 2002. Accordingly, we have reclassified promotions, slotting fees and coupon expense, previously classified as selling, general and administrative expense as a reduction of gross sales. The adoption of EITF 01-09 did not impact our profitability.

b) Represents the deconsolidation of Agrilink Foods. Subsequent to the Transaction, we will use the equity method of accounting to account for our investment in Holdings LLC.

c)   Represents the total net of the following (dollars in millions):

     The estimated value of administrative services to be provided by Agrilink Foods
     under the Transition Services Agreement............................................     $   (1.0)
     The estimated value of general operating expenses..................................         (0.5)
                                                                                             --------
                                                                                             $   (1.5)
                                                                                             ========

d) As part of the Transaction, we entered into a Termination Agreement with Agrilink Foods, providing for the termination of the Existing Marketing and Facilitation Agreement and the payment, upon satisfaction of certain ongoing conditions, of an annual termination fee to us. We have entered into an Amended and Restated Marketing and Facilitation Agreement, which supersedes and replaces the Existing Marketing and Facilitation Agreement between us and Agrilink Foods. The Termination Agreement and the Amended and Restated Marketing and Facilitation Agreement are effective as of the date of the closing of the Transaction. The Termination Agreement calls for the payment by Agrilink Foods to us, upon satisfaction of certain ongoing conditions, of $10.0 million annually for the next five years as consideration for terminating the Existing Marketing and Facilitation Agreement. The $10.0 million annual payment will be recognized as both revenue and an elimination of our 40.72% interest in Holdings LLC. Revenue of $5.9 million will be recognized annually representing our non-ownership interest in Holdings LLC. The Amended and Restated Marketing and Facilitation Agreement is a ten-year supply agreement under which we will be a preferred supplier to Agrilink Foods.

e) As part of the Transaction, we will obtain common units representing a 40.72% common ownership in Holdings LLC. We will account for our investment in Holdings LLC under the equity method of accounting. On an annual basis, we will account for our share of the operating results of Holdings LLC.

f) Represents interest on the first annual borrowing ($1.0 million) under the $5.0 million Credit Facility available under the Credit Agreement between Agrilink Foods and Pro-Fac. The Credit Agreement has a five-year term. Interest is calculated at 10% compounded annually. We have pledged our interest in Holdings LLC as security for the debt.

g) Subsequent to the completion of the Transaction, we will seek to qualify for exempt status as a farmers' cooperative under Section 521 of the Internal Revenue Code. Exempt cooperatives are permitted to reduce or avoid taxation through the use of special deductions (such as dividends paid on its common and preferred stock). In addition, our net proceeds available to members will be calculated on a tax basis of earnings.

(c)      Exhibits
           99.1    Form of Management Unit Subscription Agreement (filed herewith).

           99.2    Unit Purchase Agreement dated June 20, 2002 among, Pro-Fac Cooperative, Inc., Agrilink Foods and
                   Vestar/Agrilink Holdings LLC (filed as Exhibit 2.1 to Pro-Fac's Current Report on Form 8-K filed on June 21, 2002 and incorporated herein by reference).

           99.3    Termination Agreement dated August 19, 2002 (filed herewith).

           99.4    Amended and Restated Marketing and Facilitation Agreement dated August 19, 2002 between Pro-Fac
                   Cooperative, and Agrilink Foods, Inc. (filed herewith).

           99.5    Transitional Services Agreement dated August 19, 2002 (filed herewith).

           99.6    Credit Agreement dated August 19, 2002 between Pro-Fac Cooperative, Inc., as borrower, and
                   Agrilink Foods, Inc., as lender (filed herewith).

           99.7    Securityholders Agreement dated August 19, 2002 among Agrilink Holdings LLC., Pro-Fac Cooperative,
                   Inc., Vestar/Agrilink Holdings LLC, and others, including Stephen R. Wright (filed herewith).

           99.8    Limited Liability Company Agreement of Agrilink Holdings LLC dated August 19, 2002 among Agrilink
                   Holdings LLC, Pro-Fac Cooperative, Inc., Vestar/Agrilink Holdings LLC, and others, including
                   Stephen R. Wright (filed herewith).

           99.9    Management Agreement dated August 19, 2002 among Agrilink Foods, Inc., Agrilink Holdings Inc. and
                   Vestar Capital Partners (filed herewith).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    PRO-FAC COOPERATIVE, INC.



Date:    September 3, 2002          By:   /s/  Earl L. Powers
                                          -------------------------------------
                                          Earl L. Powers,
                                          Treasurer
                                          (Principal Financial Officer and
                                          Principal Accounting Officer)

                                INDEX TO EXHIBITS


Exhibit No.      Description
-----------      -----------
99.1             Form of Management Unit Subscription Agreement (filed herewith).

99.2             Unit Purchase Agreement dated June 20, 2002 among, Pro-Fac Cooperative,
                 Inc., Agrilink Foods and Vestar/Agrilink Holdings LLC (filed as Exhibit 2.1 to Pro-Fac's Current Report on Form 8-K filed on June 21, 2002 and incorporated herein by reference).

99.3             Termination Agreement dated August 19, 2002 (filed herewith).

99.4             Amended and Restated Marketing and Facilitation Agreement dated August 19,
                 2002 between Pro-Fac Cooperative, and Agrilink Foods, Inc. (filed herewith).

99.5             Transitional Services Agreement dated August 19, 2002 (filed herewith).

99.6             Credit Agreement dated August 19, 2002 between Pro-Fac Cooperative, Inc., as borrower, and Agrilink Foods, Inc., as lender (filed herewith).

99.7             Securityholders Agreement dated August 19, 2002 among Agrilink Holdings
                 LLC., Pro-Fac Cooperative, Inc., Vestar/Agrilink Holdings LLC, and others, including Stephen R. Wright (filed herewith).

99.8             Limited Liability Company Agreement of Agrilink Holdings LLC dated
                 August 19, 2002 among Agrilink Holdings LLC, Pro-Fac Cooperative, Inc.,
                 Vestar/Agrilink Holdings LLC, and others, including Stephen R. Wright
                 (filed herewith).

99.9             Management Agreement dated August 19, 2002 among Agrilink Foods, Inc.,
                 Agrilink Holdings Inc. and Vestar Capital Partners (filed herewith).

                          STATEMENT OF DIFFERENCES
                          ------------------------
The section symbol shall be expressed as................................. 'SS'